Exhibit 99.1

Northern Oil and Gas, Inc. Announces Additions to Board of Directors

WAYZATA, MINNESOTA — August 30, 2011 — Northern Oil and Gas, Inc. (NYSE/AMEX: NOG) (“Northern Oil”) today announced that Richard D. Weber and Delos “Cy” Jamison have been appointed to Northern Oil’s Board of Directors effective August 30, 2011.  Ryan R. Gilbertson and Carter Stewart resigned their positions on Northern Oil’s Board of Directors to allow the company to add two new independent directors to enhance the Board’s depth and provide a broader range of experience, independence and governance to Northern Oil’s Board.  Mr. Gilbertson will continue to serve as Northern Oil’s President with no change in his executive duties.

Rich Weber currently serves as Chairman and Chief Executive Officer of PennEnergy Resources, LLC, a private equity backed independent oil and gas operator focused on the Marcellus Shale in Pennsylvania and West Virginia.  Prior to co-founding PennEnergy in June 2011, he was President and Chief Operating Officer of Atlas Energy, Inc. and Atlas Energy Resources, LLC, collectively “Atlas”, from 2006 until Atlas’s sale to Chevron Corporation in 2011 for approximately $4.4 Billion.  Atlas operated more than 10,000 oil and gas wells in four different basins, including the Appalachian Basin, where Atlas was a pioneer in the development of the prolific Marcellus Shale.  In addition, Atlas owned and controlled the general partner of Atlas Pipeline Partners, L.P., a mid-stream MLP having pipeline and natural gas processing assets in the Appalachian Basin and Mid-Continent region.  He oversaw all operations of the company as well as the IPO of Atlas Energy Resources, LLC in 2006, the $1.2 billion acquisition of DTE Energy’s Antrim Shale assets in 2007, the formation of Laurel Mountain Mid-Stream Partners, L.P., a 50/50 mid-stream joint venture in the Marcellus Shale with The Williams Company, a $1.7 billion joint venture in the Marcellus Shale with Reliance Industries, Ltd, and the $4.4 billion merger of Atlas Energy into Chevron in 2011.  During his tenure at Atlas, the company accumulated nearly 300,000 acres, drilled over 300 wells and built one of the premier operating teams in the Marcellus Shale.  Prior to joining Atlas, Mr. Weber spent 14 years at McDonald & Company Securities, Inc., subsequently acquired by KeyBanc Capital Markets, where he founded that firm’s Energy Group, serving independent oil and gas producers, pipeline companies and utilities.  He personally led over two hundred transactions involving mergers, acquisitions, divestitures, IPOs, secondary offerings, note offerings and strategic advisory assignments.  Earlier in his career, Mr. Weber served as an associate at First Chicago Venture Capital, the predecessor of Madison Dearborn Partners and as a corporate banking officer at NBD Bancorp.  Mr. Weber graduated in 1985 from Miami University in Oxford, Ohio with a B.S. in Finance.  In 1989, he graduated from Tulane University in New Orleans, Louisiana with a M.B.A. where he was also a Freeman Scholar.

Mr. Weber commented, “I am very excited to join Northern Oil’s Board of Directors.  I am impressed with Northern Oil’s business model and its management’s vision, and hope to contribute to Northern Oil’s continued dynamic growth.”

Cy Jamison currently serves as the Chairman and Chief Executive Officer of the Jamison Group LLC, which advises private landowners regarding large land exchanges with the United States Federal Government.  Prior to founding the Jamison Group in 2009, Mr. Jamison served as a Partner in the firm of Jamison and Sullivan, Inc. from 1994 to 2009, a diversified consulting firm that specialized in advising start-up companies regarding business development matters, lobbying members of the United States Congress and the Administration on behalf of local governments and educational institutions for the funding of a variety of special projects (including transportation financing, educational support and building construction) and assisting companies with development of business opportunities in foreign countries.  Mr. Jamison was appointed by President George H. W. Bush, and served from 1989 to 1993 as the National Director of the Bureau of Land Management, Department of the Interior, Washington, D.C.  In that position, Mr. Jamison oversaw approximately 600 million acres of subsurface mineral estate owned by the Federal Government, primarily in the States west of the Mississippi.  Mr. Jamison was responsible for a budget totaling nearly $2.0 billion and a staff of over 10,000 employees.  Major issues included environmental planning, mineral production, coal, oil and gas leasing, forestry, recreation, land management and planning.  As Director, Mr. Jamison presented the Administration’s position to Congress in formal hearings before various Congressional Committees on a variety of proposed laws and issues.  Mr. Jamison also served from 1981 to 1993 as the Legislative Advisor of the Interior and Insular Affairs Committee, (renamed the Natural Resources Committee) United States House of Representatives in Washington, D.C.  In that position, Mr. Jamison wrote proposed legislation, conducted oversight of Federal Agencies under the jurisdiction of the Committee and assisted in the development of policy relating to natural resources.  The majority of Mr. Jamison’s duties focused on issues relating to the mining law, oil and gas leasing, coal leasing and reclamation, and both surface and subsurface water management.  From 1971 to 1981 Mr. Jamison was a career employee of Bureau of Land Management.  Mr. Jamison holds a B.S. degree in Secondary Education with an Earth Science minor from Montana State University.

Mr. Jamison commented, “I am very pleased to be joining Northern Oil’s Board of Directors.  I believe my unique experience with land-related transactions will prove beneficial to the continued growth and evolution of this exciting company.”

Michael Reger, Chief Executive Officer, commented, “We are very excited to have Rich Weber and Cy Jamison join Northern’s Board of Directors.  We believe Rich and Cy both have unique experiences that will help Northern Oil continue to efficiently develop its Bakken and Three Forks position while considering other strategic decisions both in the capital markets and in our growth efforts that will maximize value for shareholders. Both of these new Directors are highly respected in the field and will lend a new dimension to Northern’s Board.  We are very appreciative of the significant contributions by Ryan Gilbertson and Carter Stewart to our Board of Directors and appreciate all they have done for Northern Oil since its inception.”

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company based in Wayzata, Minnesota.  Northern Oil's core area of focus is the Williston Basin Bakken and Three Forks play in North Dakota and Montana.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”).  All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements.  When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes.  Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which our Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company’s operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events.  While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

CONTACT:

Investor Relations
Erik Nerhus
952-476-9800